                                                                    EXHIBIT 21.1


                           COHESION TECHNOLOGIES, INC.


                  Subsidiaries* of Cohesion Technologies, Inc.


The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements.

                                                     PERCENT
                                                OWNERSHIP OF
                                                 OUTSTANDING
                                                      VOTING
                                                  SECURITIES     JURISDICTION OF
NAME                                       @ AUGUST 31, 1998       INCORPORATION
--------------------------------------------------------------------------------
Cohesion Corporation                               99%            California

------------

* Excludes certain subsidiaries, which, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of June 30, 1998.